EXHIBIT 10.2

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is entered into this 26 day of August, 2002, by and between Rushmore Financial Group, Inc., a Texas corporation, located at One Galleria Tower, 13355 Noel Road, 3rd Floor, Dallas, Texas 75240, ("Rushmore") and Ronen Canetti, dba ShugSoft ("Consultant"). In consideration for consulting fees and other good and valuable consideration, the receipt of which is hereby acknowledged, and for the provision of access to Rushmore's confidential information and valuable trade secrets, Consultant is willing to enter into this Agreement for the protection of Rushmore's business property and goodwill. Therefore, Consultant and Rushmore hereby agree as follows:

         1. Access to Confidential Information. In the course of Consultant's performance of the duties and responsibilities associated with Consultant's services performed for Rushmore (the "Consulting Services"),
Consultant  will  have  access  to  Confidential  Information.  As  used in this
Agreement, "Confidential Information" shall mean any and all information, whether in oral, visual or written form, that is: (i) concerning or associated with Rushmore, its customers, or other third parties who have entrusted information to Rushmore that Rushmore, its customers, or such other third parties consider confidential or proprietary; (ii) related to the Consulting Services or this Agreement, including, but not limited to, information concerning technical, administrative, management, financial, or marketing activities of, or relating in any way to, Rushmore, its customers, or its business (such as design, manufacturing and procurement specifications, procedures, manufacturing processes, information processing processes, marketing plans and strategies, customer names, financial data, employee and salary information) and physical embodiments of such information (such as software, drawings, specification sheets, recording media for machine information processing systems, documentation, contracts, reports, customer lists, manuals, quotations, correspondence, and samples).

         2. Treatment of Confidential Information. Consultant will maintain the Confidential Information in strictest confidence. Consultant acknowledges that the Confidential Information is a valuable commercial asset of Rushmore and/or its customers and/or third parties, and unauthorized disclosure or use of the Confidential Information would be extremely damaging to Rushmore and/or such customers and/or third parties. Both during and after the period of performing Consulting Services, Consultant will not disclose or deliver to anyone, whether employed by or outside Rushmore, except as expressly authorized by Rushmore, or use in any way other than in Rushmore's business, any Confidential Information. These restrictions do not apply to any information generally available to the public or any information properly obtained from a completely independent source.

         3. Removal and Return of Confidential Information. Consultant will not remove any material covered by the above paragraphs from Rushmore's premises or from any other third party premises or make any copies of such material except for use expressly authorized by Rushmore in connection with Rushmore's business. Consultant will return to Rushmore all such material and copies at any time upon the request of Rushmore and, without such a request, upon termination of Consultant providing Consulting Services for Rushmore.



Consultant Initials: /s/ R.C. Rushmore Initials: /s/ D.M.
                    ---------                   ---------


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         4.       Non-Disclosure   of   Confidential   Information   of  Others.
Consultant agrees that Consultant will not, during the course of providing Consulting Services, breach any agreement or other obligation to keep in confidence confidential or proprietary information, knowledge, or data acquired by him in confidence or in trust prior to beginning Consulting Services for Rushmore. Consultant further agrees not to disclose to Rushmore, or induce Rushmore to use, any confidential or proprietary information or material belonging to any other company acquired by Consultant in confidence or in trust from such other company.

         5.       Disclosure and Assignment of Inventions.

                  a. Consultant agrees that any inventions, designs, improvements and discoveries made by Consultant during the course of providing Consulting Services, solely or jointly with others, which are made with Rushmore's equipment, supplies, facilities, trade secrets, or time, or which relate to the business of Rushmore or Rushmore's actual or anticipated research or development, or which result from any Consulting Services performed by Consultant for Rushmore (collectively "Inventions"), shall be the exclusive property of Rushmore. Consultant agrees to promptly and fully inform and disclose to Rushmore all such Inventions and Consultant agrees to assign and hereby assigns such Inventions to Rushmore. Consultant also agrees that Rushmore shall have the right to keep such Inventions as trade secrets, if Rushmore chooses.

                  b. At any time during or after the term in which Consultant provides Consulting Services, Consultant shall assist Rushmore in obtaining and enforcing patents in the United States and in all foreign countries on all Inventions deemed patentable by Rushmore, and shall provide all testimony and execute all documents, papers, affidavits and assignments, and do all things necessary to obtain letters patent, to vest Rushmore with full and extensive titles to the patents, and to protect the patents against infringement by others.

                  c. For purposes of this Section, an Invention is deemed to have been made during the course of providing Consulting Services if, during such period, the Invention was conceived or first actually reduced to practice and Consultant agrees that any patent application filed by Consultant within one year after termination of Consulting
         Services shall be presumed to relate to an Invention made during the course of providing Consulting Services, unless Consultant provides evidence to the contrary.






Consultant Initials: /s/ R.C. Rushmore Initials: /s/ D.M.
                    ---------                   ---------

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         6.       Disclosure and Assignment of Copyrights.

                  a. Consultant acknowledges that all works of authorship, including without limitation software programs, produced in the course of providing Consulting Services for Rushmore under this Agreement are works produced for hire and the property of Rushmore, including without limitation, any copyrights on those works. Consultant agrees to promptly and fully inform and disclose to Rushmore all such works of authorship.

                  b. If any of the works of authorship may not, by operation of law or agreement, be considered work made by Consultant for hire for Rushmore (or if ownership of all rights therein do not otherwise vest exclusively in Rushmore), Consultant agrees to assign, and upon creation thereof hereby automatically assigns, without further consideration, the ownership thereof to Rushmore. Consultant agrees to assign and hereby assigns to Rushmore the copyright in any modifications, enhancements or new software programs or other works of authorship which relate to the business of Rushmore and which are developed by Consultant during the term in which Consultant provides Consulting Services, whether or not Consultant utilizes Rushmore's resources, facilities or time and whether or not developed at Rushmore's direction. Consultant also agrees to assign and hereby assigns to Rushmore the copyright in any documentation prepared to support the use, or operation of the software programs. Consultant hereby irrevocably relinquishes for the benefit of Rushmore and its assigns any moral rights in the works of authorship recognized by applicable law.

                  c. Consultant agrees to assist Rushmore at any time, during or after the term in which Consultant provides Consulting Services, in the preparation, execution, and delivery of documents, papers, affidavits, and assignments within the scope and intent of this Agreement required to obtain and enforce copyrights in this or in other countries or in connection with such other proceedings as may be necessary to vest title in such works of authorship in Rushmore, and to protect the copyrights against infringement by others including, but not limited to, providing testimony to assist with such protection.

         7. Publication of Consultant Writings. Consultant will not submit any writings for publication or deliver any speech that contains any information relating to the business of Rushmore, unless advanced written clearance from an authorized representative of Rushmore is received.

         8. Non-Solicitation Agreement. In consideration of access to Confidential Information, consulting fees and training provided to Consultant and for other good and valuable consideration provided by Rushmore to Consultant, the receipt and sufficiency of which are hereby acknowledged, Consultant hereby agrees as follows:


Consultant Initials: /s/ R.C. Rushmore Initials: /s/ D.M.
                    ---------                   ---------

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                  a.       Non-Solicitation  of Employees.  During the period in
         which Consulting Services are provided and for a period of one (1) year
         following  the  date  of  the   termination  of  Consulting   Services,
         Consultant shall not, on Consultant's own behalf or on behalf of any other person or business entity, hire, solicit, seek to hire, or offer employment to any person who is, during such time frame, an employee of Rushmore, or in any other manner attempt, directly or indirectly, to influence, induce, or encourage any employee of Rushmore to leave the employment of Rushmore.

                  b. Non-Solicitation of Customers and Business Relationships. During the period in which Consulting Services are provided and for a period of one (1) year following the date of the termination of Consulting Services, Consultant will not directly or indirectly solicit, for the purpose of engaging in any business which is the same as or similar to the business in which Rushmore is engaged, any individual or entity with whom Rushmore has or had a customer or business relationship during the period in which Consulting Services are provided, and with whom Consultant had contact with by virtue of Consultant's position with Rushmore.

         9. Breach. Consultant acknowledges that Consultant is subject to immediate dismissal from providing Consulting Services for any breach of this Agreement and that such a dismissal will not relieve him from any continuing obligations under this Agreement or from the imposition by a court of any judicial remedies, such as money damages and/or an injunction for such a breach.

         10. Severability. If any term of this Agreement is found to be unlawful or unenforceable in any respect, the courts shall enforce such term, in whole or in part, and all other terms of this Agreement, to the fullest extent possible, and the remainder of the Agreement shall not be affected.

         11. Injunctive Relief and Damages. Consultant recognizes that the obligations contained in this Agreement are a reasonable and necessary protection of the business interests of Rushmore and its customers and that any breach of the obligations under this Agreement would cause substantial, irreparable, and immediate harm to Rushmore. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of this Agreement is an essential condition to Consultant's consulting relationship with Rushmore. In light of these considerations, Rushmore intends to seek an immediate injunction to prevent any breach and/or threatened breach of this Agreement and/or to compel specific performance of this Agreement. Consultant acknowledges that an injunction would be appropriate to enforce the terms of this Agreement.

         12. Entire Agreement. This Agreement represents the entire understanding and agreement of the parties and supersedes all prior communications, agreements and understandings relating to the subject matter hereof. The provisions of this Agreement may not be modified, amended nor waived, except by a written instrument duly executed by both parties, or by a court of competent jurisdiction in accordance with paragraph 10.


Consultant Initials: /s/ R.C. Rushmore Initials: /s/ D.M.
                    ---------                   ---------

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This  Agreement  may not be assigned by either party  without the prior  written consent of the other.

         13. Waiver. The failure of either Rushmore or Consultant to insist in one or more instances upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver of future performance required by such term or condition, and the obligations of either party with respect to the term or condition shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement shall be waived except by the written consent of the waiving party.

         14. Headings. The paragraph numbers and headings in this Agreement are inserted for convenience only and are not part of the Agreement.

         15. Choice of Law and Forum. THIS AGREEMENT IS MADE SUBJECT TO AND SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION TO ENFORCE OR CONSTRUE THE PROVISIONS OF THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OR FEDERAL COURTS IN DALLAS COUNTY, TEXAS, AND BOTH PARTIES HEREBY SUBMIT TO THE JURISDICTION THEREOF AND AGREE THAT VENUE IS PROPER THEREIN.

         16. Survival. The obligations of Consultant under this Agreement shall continue whether or not the Consulting Services shall be terminated voluntarily or involuntarily, with or without cause.












Consultant Initials: /s/ R.C. Rushmore Initials: /s/ D.M.
                    ---------                   ---------

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         17.      Assignment.  This  Agreement  and  the  assignments  contained herein shall inure to the benefit of Rushmore, Rushmore's successors in business and assigns and be binding upon Consultant, Consultant's heirs, executors, administrators, assigns and legal representatives.

         EXECUTED in duplicate as of the day and year first written above.

                                Consultant:  /s/ Ronen Canetti
                                           ------------------------------------
                                           Ronen Canetti, d.b.a. ShugSoft



                                Name:
                                Rushmore Financial Group, Inc.
                                One Galleria Tower
                                13355 Noel Road, 3rd Floor
                                Dallas, Texas 75240


                                By:          /s/ D.M. Rusty Moore, Jr.
                                           -------------------------------------
                                Name:      D.M. Rusty Moore, Jr.
                                Title:     Chief Executive Officer










Consultant Initials: /s/ R.C. Rushmore Initials: /s/ D.M.
                    ---------                   ---------

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                                    ADDENDUM
                                    --------

This Addendum, dated August 28, 2002, is to be attached to and become a part of the Consulting Agreement between Ronen Canetti and Rushmore Financial Group, Inc., (RFGI), dated August 26, 2002.

Consultant's programming compensation:

Consultant will be paid $1,950 per day for 10 days to complete the Back Office Administrative Tool as outline by Rushmore to be paid $6000 in cash and $13,500 in RFGI common stock at the rate of $0.15 or a total of 90,000 shares.

The issued stock will be S8 registered stock from the current offering of the Company on a best efforts basis to be delivered to Consultant by September 12th or as soon a possible.

Any additional work will be agreed upon in advance and will be billed at the rate of $150.00 per hour (40% in cash and 60% in RFGI stock).

In addition, Consultant will have the costs of his airline flights reimbursed.



  /s/ D.M. Rusty Moore, Jr.
---------------------------------
Rushmore Financial Group, Inc.
D.M. Rusty Moore, Jr., President




  /s/ Ronen Canetti
---------------------------------
ShugSoft
By: Ronen Canetti